                                                                     EXHIBIT 3.1

[THE SEAL OF THE SECRETARY OF STATE OF OHIO]

                         PRESCRIBED BY J. KENNETH BLACKWELL
                            Ohio Secretary of State
                          Central Ohio: (614) 466-3910
                   Toll Free: 1-877-SOS-FILE (1-877-767-3453)

                                      EXPEDITE THIS FORM: (SELECT ONE)
                                      MAIL FORM TO ONE OF THE FOLLOWING:
                                               PO Box 1390
                                      [X] Yes
                                               Columbus, OH 43216
                                      *** REQUIRES AN ADDITIONAL FEE OF $100 ***

                                               PO Box 1028
                                      [ ] No
                                               Columbus, OH 43216

www.state.oh.us/sos
-------------------
e-mail: busserv@sos.state.oh.us


                           CERTIFICATE OF AMENDMENT BY
                             SHAREHOLDERS OR MEMBERS
                                   (Domestic)
                                Filing Fee $50.00

(CHECK ONLY ONE (1) BOX)
(1) Domestic for Profit   PLEASE READ INSTRUCTIONS  (2)Domestic Non-Profit

[X] Amended               [ ] Amendment             [ ] Amended    [ ] Amendment
   (122-AMAP)                 (125-AMDS)                (126-AMAN)     (128-AMD)

COMPLETE THE GENERAL INFORMATION IN THIS SECTION FOR THE BOX CHECKED ABOVE.

Name of Corporation      Advanced Lighting Technologies, Inc.

Charter Number           904931

Name of Officer          Christopher F. Zerull

Title                    Vice President


[ ] Please check if additional provisions attached.

The above named Ohio corporation, does hereby certify that:

[ ] A meeting of the     [ ] shareholders   [ ] directors (NON-PROFIT AMENDED
                                                ARTICLES ONLY)

[ ] members was duly called and held on  _____________________________
                                                  (Date)

at which meeting a quorum was present in person or by proxy, based upon the quorum present, an affirmative vote was cast which entitled them to exercise ______________ % as the voting power of the corporation.

[X] In a writing signed by all of the   [X] shareholders  [ ] directors
                                                             (NON-PROFIT AMENDED
                                                              ARTICLES ONLY)

[ ] members who would be entitled to the notice of a meeting or such other proportion not less than a majority as the articles of regulations or bylaws permit.

CLAUSE APPLIES IF AMENDED BOX IS CHECKED.

Resolved, that the following amended articles of incorporations be and the same are hereby adopted to supercede and take the place of the existing articles of incorporation and all amendments thereto.

541                             Page 1 of 2

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ALL OF THE FOLLOWING INFORMATION MUST BE COMPLETED IF AN AMENDED BOX IS CHECKED.
IF AN AMENDMENT BOX IS CHECKED, COMPLETE THE AREAS THAT APPLY.

FIRST: The name of the corporation is: Advanced Lighting Technologies, Inc.

SECOND: The place in the State of Ohio where its principal office is located is in the City of:

       Solon                                                Cuyahoga
       ------------------------------            -------------------------------
       (city, village or township)                          (county)

THIRD: The purposes of the corporation are as follows:

       See attached Exhibit A

FOURTH: The number of shares which the corporation is authorized to have outstanding is: See attached Exhibit A

                           (DOES NOT APPLY TO BOX (2))

        REQUIRED             /s/ CHRISTOPHER F. ZERULL               11/12/2004
Must be authenticated        --------------------------------------  -----------
(SIGNED) by an authorized    Authorized Representative               Date
representative
  (SEE INSTRUCTIONS)         Christopher F. Zerull, Vice President
                             --------------------------------------
                             (Print Name)

                             --------------------------------------

                             --------------------------------------

                             --------------------------------------  -----------
                             Authorized Representative               Date

                             --------------------------------------
                             (Print Name)

                             --------------------------------------

                             --------------------------------------

541                             Page 2 of 2

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                                    EXHIBIT A

                                       TO

                               AMENDED & RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                      ADVANCED LIGHTING TECHNOLOGIES, INC.

            THIRD (CONTINUED): to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

            FOURTH (CONTINUED): eighty million (80,000,000) shares of common stock, par value one thousandth of one cent ($.001), and one million (1,000,000)(1) shares of preferred stock, par value one thousandth of one cent ($.001). Any and all shares so issued, the consideration for which, as fixed by the incorporator or the Board of Directors, has been paid or delivered, shall be fully paid and nonassessable. The shares of each class shall have the following express terms:

            PART A: SERIES OF PREFERRED SHARES.

            1. RIGHTS OF DIRECTORS TO ADOPT AMENDMENTS IN RESPECT OF PREFERRED SHARES. The Board of Directors is hereby authorized to adopt amendments to this Article FOURTH in respect of any unissued Preferred Shares (whether or not previously designated as shares of a particular series and including Preferred Shares of any series issued and thereafter acquired by the Corporation), to the full extent permitted by the Ohio Revised Code, creating one or more series of Preferred Shares and, with respect to each such series, fix or change, in whole or in part, the express terms (within the limits set forth in Sections 1701.01 through 1701.99 of the Ohio Revised Code) of (a) any class of shares before the issuance of any shares of that class or (b) one or more series within a class before the issuance of any shares of that series.

            2. PREFERRED SHARES, GENERALLY. All shares of any series shall be identical in all respects, except that the shares of any one series issued at different times may differ as to the dates from which dividends or distributions thereon shall be cumulative. Preferred Shares shall have equal rank and priority with respect to the payment of dividends and shall be identical in all respects except as permitted by the foregoing provision of this Part A. Nothing contained herein shall be construed to limit or restrict in any way the rights in respect of unissued shares of any class or series granted to the Board of Directors by the laws of Ohio now or hereafter in force.

            3. EXPRESS TERMS OF SERIES A PREFERRED SHARES.

      a. Designation. Pursuant to the authority granted to the Corporation's Board of Directors by Paragraph 1 of Part A of this Article Fourth, the Board of Directors has

----------
(1)Less 761,250 shares previously issued and cancelled.

      authorized a series of Preferred Stock for the Corporation designated as "SERIES A PREFERRED STOCK" and referred to herein as "SERIES A STOCK."

      b. Number. The number of shares constituting the Series A Stock shall be 35,000.

      c. Rank. The Series A Stock shall, with respect to dividend rights, rights on liquidation, dissolution or winding-up, rank prior to all classes of the Corporation's common stock, par value $0.001 per share ("COMMON STOCK"). All equity securities of the Corporation to which Series A Stock ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding-up or otherwise), including the Common Stock, are collectively called the "JUNIOR SECURITIES." All equity securities of the Corporation with which the Series A Stock ranks on a parity (whether with respect to dividends or upon liquidation, dissolution, winding-up or otherwise) are collectively the "PARITY SECURITIES." The respective definitions of Junior Securities or Parity Securities shall also include any rights or options exercisable for or convertible into any of the Junior Securities and Parity Securities.

      d. Dividend Rights. The holders of the outstanding Series A Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the payment of dividends, cash dividends, at the dividend rate of 8% per share per annum. Such dividends shall accrue on each such share from the date of its original issuance and shall accrue from day to day. Dividends on Series A Stock shall be cumulative, so that, if any such dividend or dividends shall not have been declared and paid when due, the deficiency shall be declared for all outstanding shares of Series A Stock before the Corporation declares, pays or sets apart for payment any dividends (except for dividends paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) on its Junior Securities or Parity Securities.

      e. Liquidation Rights. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the Series A Stock shall be entitled, before any payment or distribution of the Corporation's assets (whether capital or surplus) is made or set apart for the holders of Junior Securities, to be paid the sum of one thousand dollars ($1,000.00) per share of Series A Stock plus an amount equal to all dividends which have been declared but which remain unpaid to the date of the final distribution to such holders. In case the net assets of the Corporation, or any proceeds thereof, are insufficient to pay in full all outstanding shares of Series A Stock and any other Parity Securities the amount to which they are respectively entitled, then the entire net assets of the Corporation shall be distributed ratably to all outstanding shares of Series A Stock and any such other Parity Securities.

      Notwithstanding anything else in the Corporation's Articles of Incorporation, a liquidation, dissolution or winding-up, voluntary or involuntary, of the Corporation shall (in addition to any circumstance normally regarded as a "liquidation," "dissolution" or "winding-up") also be deemed to have occurred upon:

            (i) the acquisition of the Corporation by any one or more other entities by means of any transaction or series of related transactions (including, without limitation, any reorganization, conversion, merger or consolidation, whether of the Corporation with or into any other corporation or of any other corporation with or into the Corporation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); or

            (ii) a sale of all or substantially all of the assets of the Corporation;

      provided that a consolidation or merger as a result of which the holders of capital stock of the Corporation immediately before such merger or consolidation possess (by reason of such holdings) fifty percent (50%) or more of the voting power of the Corporation surviving such merger or consolidation (or other corporation which is the issuer of the capital stock into which the capital stock of the Corporation is converted or exchanged in such merger or consolidation) shall not be treated as a liquidation, dissolution or winding-up, voluntary or involuntary, of the Corporation within the meaning of this Subparagraph (e).

      f. Voting.

            (i) Voting with Other Shares. Each share of the Series A Stock (1) shall be entitled to one vote or consent per share on all matters submitted for a vote or consent (whether or not at a meeting) of any one or more classes of the shareholders of the Corporation, (2) shall be entitled to one vote for each share of the Series A Stock entitled to vote or consent at such meeting, (3) shall be entitled to notice of any shareholder's meeting or consent solicitation in accordance with the Articles of Incorporation, as amended, and Code of Regulations of the Corporation, and (4) shall be entitled to vote or consent with the holders of the Common Stock on all matters submitted for a vote or consent of holders of Common Stock. If the Corporation at any time after the date of issuance of the Series A Stock pays any dividend on Common Stock in shares of Common Stock or effects a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater number of shares of Common Stock, then in each such case the number of votes or consents to which holders of Series A Stock were entitled immediately prior to such event under clause (2) of the preceding sentence of this subparagraph (f)(i) shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (ii) Actions Requiring Vote or Consent of Series A Stock. The Corporation shall not at any time, except with the written consent of the holders of a majority of the outstanding shares of Series A Stock or the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Stock at a meeting of the holders of Series A Stock duly called for such purpose, (1) authorize any class of stock ranking prior to the Series A Stock either as to rights on liquidation or as to dividends, or (2) amend, alter or repeal (by merger, consolidation, combination, reclassification or otherwise) its Articles of Incorporation or the Code of Regulations, as the foregoing may have theretofore been duly amended, so as to adversely affect the relative rights, powers, preferences or limitations of the shares of the Series A Stock provided that any such amendment that changes the dividend payable on or the liquidation preference of the Series A Stock requires the affirmative vote at a meeting of Series A Stock duly called for such purpose or written consent of the holder of each share of Series A Stock. No separate vote or consent of the Series A Stock shall be required in connection with the authorization of, or the increase of the total number of authorized shares of, any Parity Securities or Junior Securities to the Series A Stock as to rights on liquidation and as to dividends.

      g. Redemption.

            (i) Redemption at the Holder's Option. Subject to the final sentence of this Subparagraph (g)(i), each holder of Series A Stock may require the Corporation to redeem, and upon written notice from such holder, the Corporation shall redeem, all of the outstanding shares of Series A Stock from funds lawfully available therefor, concurrently with or within twenty-one
                  (21) days after, the consummation of any of the following events (each a "Redemption Event"): (1) a public offering of shares of Common Stock of the Corporation, or of securities convertible into or exchangeable for shares of Common Stock, pursuant to the Securities Act of 1933, (2) a reorganization, merger or consolidation with one or more other corporations as a result of which the Corporation is not the surviving corporation or the Corporation survives as a subsidiary (at least majority owned) of another corporation, or (3) the sale of substantially all of the assets and property of the Corporation to another corporation. Notwithstanding the foregoing sentence, the Corporation shall not be required to redeem any Series A Stock from any holder if holders who own in the aggregate more than fifty percent (50%) of the outstanding shares of Series A Stock waive the right to redemption in connection with the transaction or event giving rise to such right.

            (ii) Redemption at the Corporation's Option. To the extent the Corporation has funds legally available for such payment, and the Board of Directors determines, in its sole discretion, to recapitalize the debt or equity of the Corporation, or both, and, as part of such recapitalization, to redeem the Series A Stock, the Corporation, at its option, exercised under authority of its Board of Directors, may redeem all (but not less than all) of the outstanding shares of Series A Stock at a redemption price of one thousand dollars ($1000.00) per share, plus accrued and unpaid dividends thereon to the redemption date, in cash without interest.

            (iii) Procedure. The following procedure shall apply to redemptions of Series A Stock:

                  (1) In any redemption of Series A Stock, the Corporation shall pay therefor in cash per share the sum of one thousand dollars ($1000.00) plus an amount equal to all declared or accumulated dividends thereon accrued and unpaid, whether declared or not, to and including the date fixed for redemption, said sum being sometimes hereinafter called the "redemption price."

                  (2) Notice of any proposed redemption shall be mailed by the Corporation, postage prepaid, not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for redemption, to each holder of record of shares of Series A Stock, at such holder's address as shown on the records of the Corporation or given by such holder to the Corporation for the purpose of notice, or, if no such address appears or is given, at the place where the principal office of the Corporation is located. Such notice shall state the (A) date fixed for redemption,
                        (B) the redemption price, (C) shall call upon each holder of shares of Series A Stock to surrender to the Corporation on said date at the place designated in the notice such holder's certificate or certificates representing the shares to be redeemed, and (D) that dividends on the shares to be redeemed will cease to accrue dividends on such date fixed for redemption.

                  (3) On or after the date fixed for redemption and stated in such notice, each holder of Series A Stock shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If such notice of redemption shall have been duly given, and, if, on the date fixed for redemption, funds necessary for the redemption are available therefor, then, notwithstanding that the certificates evidencing the Series A Stock called for redemption shall not have been surrendered, the dividends with respect to such shares shall cease to accrue after such date, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the redemption price) shall terminate on said date. If fewer than all the Shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                  (4) If, on or prior to any date fixed for redemption of Series A Stock, the Corporation deposits with any bank or trust company in the State of New York, as a trust fund, a sum sufficient to redeem, on the date fixed for redemption thereof, the Series A Stock called for redemption, with irrevocable instructions and authority to pay, on or after the date fixed for redemption, the redemption price of such shares to their respective holders upon surrender of their share certificates, and if the notice described above designates such bank or trust company as the place to which such certificates are to be surrendered, such deposit shall constitute full payment of the redemption price of the shares to be redeemed, and, from and after the date fixed for redemption, such shares shall no longer be outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of such shares, without interest, upon surrender of their certificates therefor. If the holders of Series A Stock so called for redemption shall not have claimed any funds so deposited prior to the end of six years from the date fixed for redemption of such shares, such bank or trust company shall subject to the mandatory requirements of any applicable law regarding abandoned or unclaimed property, thereupon pay over to the Corporation such unclaimed funds, and such bank or trust company shall thereafter be relieved of all responsibility in respect thereof to such holders, and such holders shall look only to the Corporation for payment of the redemption price.

      h. Reports. So long as any of the Series A Stock is outstanding, the Corporation will furnish the holders thereof with the quarterly and annual financial reports that the Corporation is required to file with the Securities and Exchange Commission pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 or, if the Corporation is not required to file such reports, reports containing the same financial information as would be required in such reports.

      i. General Provisions.

            (i) The term "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary of the Corporation.

            (ii) The Series A Stock redeemed pursuant to Subparagraph 3(g), and any Series A Stock which may be surrendered to or acquired by the Corporation upon conversion, exchange, purchase or otherwise, shall revert to the status of authorized and unissued shares of the class of preferred stock authorized under the preamble paragraph of this Article Fourth and undesignated as to series and may be redesignated and reissued as part of any series of preferred stock as the Board of Directors may determine.

            (iii) The headings of the sections of these resolutions are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

            PART B: EXPRESS TERMS OF THE COMMON SHARES

            1. SUBJECT TO PREFERRED SHARES. The Common Shares shall be subject to the express terms of the Preferred Shares.

            2. RIGHT TO DIVIDENDS. Subject to any rights to receive dividends to which the holders of shares of outstanding Preferred Shares, if any, may be entitled, the holders of shares of Common Shares shall be entitled to receive dividends, if and when declared, payable from time to time by the Board of Directors from any funds legally available there for.

            3. VOTING. Each outstanding share of Common Shares of the Corporation shall entitle the holder thereof to one (1) vote and, except as otherwise stated or expressed in a resolution or resolutions adopted by the Board of Directors providing for the issuance of any Preferred Shares or as otherwise provided by law, the exclusive voting power for all purposes shall be vested in the holders of the Common Shares.

            FIFTH: A. The number of Directors of the Corporation, none of whom need be shareholders, shall be not less than three (3) nor more than ten (10). Initially, the number of Directors of the Corporation shall be fixed at three
(3). By the majority vote of the Directors then in office, the number of persons which shall constitute the Board of Directors for each ensuing year shall be fixed, and may from time-to-time be increased or decreased.

                  B. Each Director shall serve for a term ending on the date of the annual meeting following the annual meeting at which such Director was elected.

                  C. In the event of any increase or decrease in the authorized number of Directors, each Director then serving as such shall nevertheless continue as a Director until the expiration of his or her current term or his or her prior death, retirement, resignation, or removal;

                  D. Notwithstanding any of the foregoing provisions of this Article FIFTH, each Director shall serve until his or her successor is elected and qualified or until his or her death, retirement, resignation or removal. Should a vacancy occur or be created, whether arising through death, resignation or removal of a Director or through an increase in the number of Directors, such vacancy shall be filled by action of a majority of the Directors in office. A Director so elected to fill a vacancy shall serve until his or her successor is elected and qualified or until his or her death, retirement, resignation or removal.

                  E. Shareholders may remove directors of the Corporation only for cause. "Cause" for the removal of a Director by the shareholders shall exist only upon the occurrence of one (1) of the following events: (1) the conviction of the Director of a felony; or (2) a finding by a court of law that the Director has been or is guilty of negligence or misconduct in the performance of his duties as a Director of the Corporation. A majority of the Directors may remove a Director with or without cause.

                  F. Nominations for the election of Directors shall be made in accordance with the Regulations.

                  G. Wherever the term "Board of Directors" is used in these Articles of Incorporation, such term shall mean the Board of Directors of the Corporation; provided, however, that, to the extent any committee of directors of the Corporation is lawfully entitled to exercise the powers of the Board of Directors, such committee, to the extent provided by resolution of the Board of Directors or the Regulations, may exercise any power or authority of the Board of Directors under the Articles of Incorporation in the management of the business and affairs of the Corporation (including, without limitation, the declaration of a dividend or the authorization of the issuance of any shares of Common Shares or Preferred Shares) other than the authority of filling vacancies in the Board of Directors or in any committee thereof.

            SIXTH: No holder of shares of any class shall be entitled as such to subscribe for or purchase shares of any class now or hereafter authorized, or securities convertible into or exchangeable for such shares, or securities to which there are attached or appertained any warrants or rights entitling the holder thereof to subscribe for or purchase such shares.

            SEVENTH: The Corporation may purchase from time to time shares of any class issued by it, upon agreement with the holder thereof. Such purchases may be made either in the open market or at private or public sale, in such manner and amount, from the holder or holders of outstanding shares of the Corporation, and at such prices and upon such terms as the Board of Directors shall, from time to time, determine. Unless a different procedure is established in a written agreement among the Corporation and all of the shareholders of the Corporation, the Board of Directors is hereby empowered to authorize such purchases from time to time without any vote of the holders of any class of shares authorized and outstanding at the time of any such purchases.

            EIGHTH: A Director of the Corporation shall not be disqualified by his office from dealing or contracting with the Corporation either as a seller, purchaser or otherwise, nor shall any contract, or transaction be void or voidable with respect to the Corporation for the reason that it is between the Corporation and one or more of its Directors or officers, or between the Corporation and any other person in which one or more of its Directors or any officers are directors, trustees, or officers, or have a financial or personal interest, or for the reason that one or more interested Directors or officers participate in or vote at the meeting of the Directors or a committee thereof which authorizes such contract or transaction, if in any such case (a) the material facts as to his or their relationship or interests and as to the contract or transaction are disclosed or are known to the Directors or the committee and the Directors or committee, in good faith reasonably justified by such facts, authorize the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors constitute less than a quorum; or (b) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved at a meeting of the shareholders held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation held by persons not interested in the contract or transaction; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized or approved by the Directors, a committee thereof, or the shareholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Directors, or a committee thereof which authorizes the contract or transaction.

            NINTH: The Court of Common Pleas of the county in which this Corporation maintains its principal office is hereby authorized to order the appointment of a provisional Director for this Corporation, in accordance with the provisions of Sections 1701.56 and 1701.911 of the Ohio Revised Code.

            TENTH: No holder of shares of the Corporation shall have the right to cumulate the vote of such shares in the election of Directors.

            ELEVENTH: Whenever, under the laws of the State of Ohio, now or hereafter in effect, action is authorized or required to be taken by the vote or consent of the holders of shares entitling them to exercise two-thirds of the voting power of the Corporation or of any class or classes of shares thereof, such action shall be effected by the vote, consent or authorization of the holders of shares entitling them to exercise a majority of such voting power, unless a greater proportion of votes is made mandatory for such particular action by the laws of the State of Ohio.

            TWELFTH: Section 1701.831 of the Ohio Revised Code shall not apply to control share acquisitions of shares of the Corporation.

            THIRTEENTH: The Corporation shall be prohibited from issuing nonvoting equity securities to the extent, and only to the extent, required by section 1123(a)(6) of the United States Bankruptcy Reform Act of 1978, as codified in Title 11 of the United States Code, 11. U.S.C. Sections 101-1330, as in effect on the date hereof.

                                        9